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                                                                  Exhibit 4.16
                           PLEDGE AND ESCROW AGREEMENT

                         Dated as of April 23, 1999 from

                           RHYTHMS NETCONNECTIONS INC.

                                  as Pledgor to

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                   as Trustee

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                           PLEDGE AND ESCROW AGREEMENT

      This PLEDGE AND ESCROW AGREEMENT (the "Pledge Agreement") is made and entered into as of April 23, 1999 by and among Rhythms NetConnections Inc., a Delaware corporation, having its principal office at 6933 South Revere Parkway, Englewood, Colorado 80112 (the "Pledgor"), and State Street Bank and Trust Company of California, N.A., a national banking association, having its principal corporate trust office at Library Tower, 633 West 5th Street, 12th Floor, Los Angeles, California 90071, as trustee (the "Trustee"), for the holders of the Senior Notes (as defined herein) issued by the Pledgor under the Indenture referred to below and for the holders of the Discount Notes (as defined herein) (collectively, the "Holders").

                              W I T N E S S E T H:

      WHEREAS, the Pledgor and the Initial Purchasers (as defined herein) are parties to a Purchase Agreement dated April 16, 1999 (the "Purchase Agreement"), pursuant to which the Pledgor will issue and sell to the Initial Purchasers $325,000,000 in aggregate principal amount of 12 3/4% Senior Notes due 2009 (the "Series A Notes") which will be exchangeable into 12 3/4% Senior Notes due 2009, Series B (the "Series B Notes"), containing terms identical to the Series A Notes in all material respects (except for references to certain restrictions on transfers, registration rights and restrictive legends) (the Series A Notes and the Series B Notes being collectively referred to as the "Senior Notes");

      WHEREAS, the Pledgor has outstanding $290,000,000 in aggregate principal amount at maturity of 13 1/2% Senior Discount Notes due 2008 (the "Discount Notes");

      WHEREAS, the Pledgor and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Senior Notes on the date hereof;

      WHEREAS, pursuant to the Indenture, on the Issue Date (as defined herein), the Pledgor is required to pledge for the benefit of the Holders of the Senior Notes and the Discount Notes on an equal and ratable basis a portfolio of securities initially consisting of Government Securities (as defined herein) in an amount and with such maturity as will be sufficient upon receipt of scheduled interest and principal payments of such securities, based upon the report of an internationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments due on the Senior Notes (unless and to the extent already paid) at the stated rate of 12 3/4% (excluding liquidated damages, if any) (the "First Six Scheduled Interest Payments");

      WHEREAS, the Pledgor will also open an account (the "Cash Collateral Account") with the Trustee at its office in Los Angeles, California, which will be in the name of the Trustee for the benefit of the Pledgor but under the sole dominion and control of the Trustee and subject to the terms of this Pledge Agreement;

      WHEREAS, this Pledge Agreement and the Collateral (as defined herein) secure the Secured Obligations (as defined herein); and


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      WHEREAS, the parties hereto desire to set forth their agreement with regard to the administration of the Collateral Investments Account and the Cash Collateral Account, the creation and perfection of a Security Interest in the Collateral, the termination of this Pledge Agreement and other matters. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

      AGREEMENT NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Holders of the Senior Notes to purchase the Senior Notes, the Pledgor and the Trustee hereby agree, for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Senior Notes and the Discount Notes, as follows:

                             SECTION 1. Definitions

      "Cash Collateral Account" shall have the meaning specified in the Recitals.

      "Collateral" shall have the meaning specified in Section 2.1 hereof.

      "Collateral Investments" shall have the meaning specified in Section 3.4 hereof.

      "Collateral Investments Account" shall have the meaning specified in
Section 3.5 hereof.

      "Event of Default" shall have the meaning specified in Section 12 hereof.

      "First Six Scheduled Interest Payments" shall have the meaning specified in the Recitals.

      "FRBNY" shall have the meaning specified in Section 3.5 hereof.

      "Holders" shall have the meaning specified in the Recitals.

      "Indenture" shall have the meaning specified in the Recitals.

      "Initial Portfolio" shall have the meaning specified in Section 3.1 hereof.

      "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Chase Securities Inc.

      "Issue Date" means the time and date of the first issuance of the Senior Notes under the Indenture.

      "Issuer Order" shall have the meaning specified in Section 4 hereof.

      "Pledge Agreement" shall have the meaning specified in the Recitals.

      "Pledgor Funds" shall have the meaning specified in Section 4 hereof.

      "Pledgor's Designee" shall have the meaning specified in Section 4 hereof.


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      "Secured Obligations" means the Pledgor's obligations to (i) pay in full the First Six Scheduled Interest Payments and (ii) repay the principal, premium and interest (whether accrued before or after the commencement of a bankruptcy, insolvency or other similar proceeding regardless of whether or not a claim therefore is allowed or allowable in any such proceeding) on the Senior Notes and the Discount Notes, as the case may be, in the event that the Senior Notes or the Discount Notes become due and payable prior to such time as the First Six Scheduled Interest Payments shall have been paid in full (at which time the payment of such principal, premium and interest shall no longer be Secured Obligations except to the extent such principal, premium or interest is then due and payable).

      "UCC" means the Uniform Commercial Code as in effect on the date hereof in New York State. Unless otherwise defined herein or in the Indenture, terms used herein which are defined in the UCC are used herein as therein defined.

                          SECTION 2. Security Interest

      2.1 Pledge and Grant of Security Interest. The Pledgor hereby irrevocably pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the equal and ratable benefit of the Holders of the Senior Notes and the Discount Notes, a first priority continuing security interest in all of the Pledgor's right, title and interest to all of the Collateral, whether now owned or existing or hereafter acquired or created.

      "Collateral" means and includes (whether characterized as investment property, deposit accounts, cash or otherwise):

            (a) the Collateral Investments Account and the Cash Collateral Account, all funds from time to time deposited or held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments Account and the Cash Collateral Account;

            (b) all Collateral Investments and all certificates and instruments, if any, representing or evidencing the Collateral Investments, and any and all security entitlement to the Collateral Investments, and any and all related securities accounts in which any security entitlement to the Collateral Investments is carried, including, without limitation, the Collateral Investments Account;

            (c) all notes, certificates of deposit, deposit accounts, checks and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Trustee or its nominees for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral;

            (d) all interest, dividends (if any), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

            (e) all proceeds of the foregoing, including, without limitation, cash proceeds.


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      2.2 Secured Obligations. This Pledge Agreement, in accordance with its terms and the terms of the Indenture, secures the due and punctual payment and performance of the Secured Obligations.

       SECTION 3. Deposit of Initial Portfolio; Collateral Investments Account and Cash Collateral Account; Collateral Investments

      3.1 Deposit of Initial Portfolio. On the Issue Date, the Pledgor shall deposit, or shall cause to be deposited, into the Collateral Investments Account for the equal and ratable benefit of the Holders of the Senior Notes and the Discount Notes, a portfolio of securities initially consisting of Government Securities in an amount and with such maturity as will be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of the First Six Scheduled Interest Payments (as such amount is verified by the report of an internationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Pledgor, in the form of Exhibit A delivered to the Trustee) (the "Initial Portfolio").

      3.2 Maintaining the Collateral Investments Account and the Cash Collateral Account. So long as any Secured Obligations shall remain unpaid:

            (a) The Pledgor will maintain the Collateral Investments Account and the Cash Collateral Account with State Street Bank and Trust Company of California, N.A. in Los Angeles, California; and

            (b) It shall be a term and condition of the Collateral Investments Account and the Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to either such account, and except as otherwise provided by the provisions of Section 3.4, Section 4 and
Section 12 hereof, that no amount (including interest on or other proceeds on the Collateral Investments Account or the Cash Collateral Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person other than the Trustee or its designated agent from the Collateral Investments Account or the Cash Collateral Account (other than customary brokerage or similar fees, expenses, discounts or commissions payable in connection with investments of funds pursuant to Section 3.4 hereof); provided that, notwithstanding the foregoing, no withdrawals may be made by the Pledgor under Section 3.4, Section 4 or Section 12 hereof.

      The Collateral Investments Account and the Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

      3.3 Investing of Amounts in the Collateral Investments Account. All amounts invested in the Collateral Investments Account shall initially be invested in the Initial Portfolio. At any time while this Pledge Agreement is in force, the Pledgor may substitute either:


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      (a) Marketable U.S. Securities for the Government Securities pledged as
Collateral hereunder; provided, however, that the Marketable U.S. Securities so substituted must have a fair market value (measured at the date of substitution) as certified to the Trustee, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Pledgor, at least equal to 125.0% of the amount of any of the First Six Scheduled Interest Payments that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable U.S. Securities) as of the date such Marketable U.S. Securities are proposed to be substituted as Collateral hereunder. Concurrently with such substitution, the Pledgor shall (i) deliver a certificate in the form of Exhibit B hereto reaffirming the representations and warranties set forth in Section 5 hereof, (ii) deliver an Opinion of Counsel stating that the Trustee has a perfected lien in such Marketable U.S. Securities and (iii) deliver the accountants' or investment bankers' opinion described above. The Pledgor hereby pledges and the Trustee shall hold a security interest in, for the benefit of the Holders of the Senior Notes and the Discount Notes, on an equal and ratable basis, any Marketable U.S. Securities received by the Trustee in accordance with this Section 3.3(a); or

      (b) Government Securities with different maturities than the Government Securities pledged as Collateral hereunder; provided, however, that the Government Securities so substituted must be in such amount and with such maturity as will be sufficient upon receipt of scheduled interest and principal of such securities, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Pledgor, to provide for payment in full of the First Six Scheduled Interest Payments that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Government Securities) as of the date such Government Securities are proposed to be substituted as Collateral hereunder. Concurrently with such substitution, the Pledgor shall (i) deliver a certificate in the form of Exhibit B hereto reaffirming the representations and warranties set forth in Section 5 hereof, (ii) deliver an Opinion of Counsel stating that the Trustee has a perfected lien in such Government Securities and (iii) deliver the accountants' or investment bankers' opinion described above. The Pledgor hereby pledges and the Trustee shall hold a security interest in, for the benefit of the Holders of the Senior Notes and the Discount Notes, on an equal and ratable basis, any Government Securities received by the Trustee in accordance with this Section 3.3(b).

      3.4 Investing of Amounts in the Cash Collateral Account. If requested in writing by the Pledgor, the Trustee will, subject to the provisions of Section 4 and Section 12 hereof, from time to time (i) invest amounts on deposit in the Cash Collateral Account in such Cash Equivalents in the name of the Trustee as the Pledgor may select and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Trustee, as the Pledgor may select (the Cash Equivalents referred to in clauses (i) and (ii) above being collectively "Collateral Investments"); provided, however, in providing directions hereunder the Pledgor shall use reasonable and good faith efforts to assure that the amount on deposit in the Collateral Investments Account and the Cash Collateral Account, collectively, at any time during the term of this Pledge Agreement, are sufficient to provide for the payment in full of the First Six Scheduled Interest Payments remaining unpaid at such time. Interest and


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proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Cash Collateral Account.

      3.5 Delivery of Collateral.

            (a) If and to the extent the Collateral is represented or evidenced by certificates or instruments, all such certificates or instruments representing or evidencing the Collateral, including, without limitation, amounts invested or reinvested in Collateral Investments as provided in Section
3.4 hereof, shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee for the benefit of the Holders of the Senior Notes and the Discount Notes on an equal and ratable basis or shall be credited to a securities account (the "Collateral Investments Account") designated by the Trustee. For the better perfection of the Trustee's rights in and to the Collateral, the Pledgor shall forthwith, upon the pledge of any Collateral hereunder, cause all such Collateral, including the Collateral Investments Account and all other accounts representing a security entitlement to or containing any Collateral (including, without limitation, any Collateral Investments) to be registered in the name of the Trustee or such of its nominees as the Trustee shall direct and the Pledgor shall approve (which approval shall not be unreasonably withheld), and to be under the sole dominion and control of the Trustee, which dominion and control shall be agreed to and acknowledged by any securities intermediary holding any such account in an acknowledgment in the form of Exhibit C hereto, subject only to the revocable rights specified in
Section 4 hereof. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

            (b) The Trustee shall become the holder or entitlement holder, as the case may be, of the Collateral Investments and of any and all security entitlements to the Collateral Investments, through action by the Federal Reserve Bank of New York ("FRBNY") or another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by FRBNY or such other securities intermediary
(i) indicating by book-entry that the Collateral Investments or a security entitlement thereto has been credited to the Collateral Investments Account, or
(ii) acquiring the Collateral Investments or a security entitlement thereto for the Trustee and accepting the same for credit to the Collateral Investments Account.

            (c) Prior to the acquisition by the Trustee of Collateral Investments (or acquisition by the Trustee of any security entitlement thereto), as provided in subsection (a) or (b) of this Section 3.5, the Trustee shall establish the Collateral Investments Account on its books as an account segregated from all other custodial or collateral accounts at its office at 633 West 5th Street, 12th Floor, Los Angeles, California 90071. Upon acquisition of any Collateral Investments by the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed to the Trustee by FRBNY or another securities intermediary, the Trustee shall make appropriate book entries indicating that the Collateral Investments and/or such security entitlement have been credited to and are held in the Collateral Investments Account. Subject to


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the other terms and conditions of this Pledge Agreement, all Collateral
Investments held by the Trustee pursuant to this Pledge Agreement shall be held in the Collateral Investments Account subject (except as expressly provided in Section 4 hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Senior Notes and the Discount Notes and segregated from all other funds or other property otherwise held by the Trustee.

            (d) All Collateral shall be retained in the Cash Collateral Account and the Collateral Investments Account pending disbursement pursuant to the terms hereof.

            (e) On the date hereof, the Trustee shall deliver to the Pledgor and the Initial Purchasers a duly executed certificate, in the form of Exhibit D hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Collateral Investments Account and the Cash Collateral Account and its receipt and holding of the Initial Portfolio and any other Collateral or a security entitlement thereto and the crediting of the Initial Portfolio and any other Collateral or such security entitlement to the Collateral Investments Account, all in accordance with this Pledge Agreement.

            (f) On the date hereof, the Pledgor shall deliver to the Trustee the report of an internationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Pledgor, substantially in the form of Exhibit A hereto.

                     SECTION 4. Disbursements of Collateral

      The Trustee shall hold the Collateral in the Collateral Investments Account and the Cash Collateral Account and release the same, or a portion thereof, only as follows:

            (a) At least one Business Day prior to the due date of any of the First Six Scheduled Interest Payments, the Trustee shall release from the Cash Collateral Account and/or liquidate Collateral in the Collateral Investments Account, and transfer to the Trustee, as Paying Agent (or any other entity then acting as Paying Agent under the Indenture) in order to pay to the Holders of the Senior Notes proceeds sufficient to provide for payment in full of such interest then due on the Senior Notes; provided that, in the event Collateral is not required to be liquidated, the Pledgor will give the Trustee at least three Business Days' notice pursuant to written instructions executed by the Pledgor (an "Issuer Order"). The Trustee will take any action necessary to provide for the payment of such interest then due on the Senior Notes to the Holders of the Senior Notes in accordance with the payment provisions of the Indenture and the Senior Notes from (and to the extent of) proceeds of the funds in the Cash Collateral Account or the Collateral Investments Account, as the case may be. Nothing in this Section 4 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Senior Notes or Discount Notes upon acceleration thereof prior to such time as the First Six Scheduled Interest Payments shall have been paid in full.

            (b) If the Pledgor makes any payment or portion of any payment of the First Six Scheduled Interest Payments from a source of funds other than the Cash Collateral Account or the Collateral Investments Account ("Pledgor Funds"), the Pledgor may, after payment in full


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of such interest payment or portion thereof from such Pledgor Funds, direct the
Trustee in writing to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Cash Collateral Account or the Collateral Investments Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of an Issuer Order by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Cash Collateral Account or the Collateral Investments Account, as the case may be. Concurrently with any release of funds requested by the Pledgor pursuant to this Section 4(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that such release has been authorized by the Pledgor and will not contravene any provision of applicable law or its certificate of incorporation or its by-laws or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Pledge Agreement.

            (c) At least one Business Day prior to the due date of any of the First Six Scheduled Interest Payments, the Pledgor covenants to give the Trustee (by Issuer Order) notice as to whether such payment of interest will be made pursuant to Section 4(a) or 4(b) hereof and as to the respective amounts of interest that will be paid pursuant to Section 4(a) or 4(b) hereof; provided that, in the event Collateral is not required to be liquidated, the Pledgor will give the Trustee at least three Business Days' notice pursuant to an Issuer Order. If no such notice is given, the Trustee shall act pursuant to Section 4(a) as if it had received an Issuer Order pursuant to this paragraph for the payment in full of the interest then due.

            (d) The Trustee shall liquidate Collateral Investments pursuant to
Section 4(a) hereof in order to make any scheduled payment of interest or any release hereunder unless instructed to not do so by Issuer Order.

            (e) In the event that the Collateral held in the Cash Collateral Account and the Collateral Investments Account exceeds the amount sufficient, in the opinion of an internationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Pledgor, to provide for payment in full of the First Six Scheduled Interest Payments (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of the First Six Scheduled Interest Payments remaining unpaid at such time), the Trustee shall release to the Pledgor at the Pledgor's request and upon receipt of such opinion any such excess Collateral.

            (f) Upon the release of any Collateral from the Cash Collateral Account or the Collateral Investments Account in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

            (g) Nothing contained in Section 3 hereof, this Section 4 or any other provision of this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor


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control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in this Section 4) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security entitlement to the Collateral Investments solely as trustee for the Holders of the Senior Notes and the Discount Notes and not as a securities intermediary.

                   SECTION 5. Representations and Warranties

      The Pledgor hereby represents and warrants on its own behalf, as of the date hereof, that:

            (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement have been duly authorized by all necessary corporate action and will not contravene or constitute a default under any provision of applicable law or its certificate of incorporation or its by-laws or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

            (b) The Pledgor is the beneficial owner of the Initial Portfolio, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering Pledgor's interest in the Collateral is on file in any public office other than any financing statements filed pursuant to this Pledge Agreement.

            (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to


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indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 12(b), Section 15.11 and Section 15.15 hereof may be limited by applicable law.

            (d) Upon the delivery to the Trustee of the certificates or instruments, if any, representing or evidencing the Collateral, and the transfer and pledge to the Trustee of the Collateral or the acquisition by the Trustee of a security entitlement thereto, in accordance with the terms hereof, the pledge of and grant of a security interest in the Collateral securing the payment of the Secured Obligations for the benefit of the Trustee and the Holders of the Senior Notes and the Discount Notes will constitute a first priority perfected security interest in such Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-306 of the UCC), enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor, except in each case as enforcement may be affected by general equitable principles (whether considered in a proceeding in equity or at law) and other than as permitted by the Indenture.

            (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

            (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

            (g) No Event of Default exists.

                          SECTION 6. Further Assurances

      The Pledgor will, promptly upon request by the Trustee (which request the Trustee may submit in its discretion or at the direction of the Holders of a majority in principal amount of the Senior Notes or of the Discount Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are reasonably necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise effect the purposes of this Pledge Agreement. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions (including the filing of UCC-1 financing statements in the appropriate jurisdictions) that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee). The Pledgor will furnish to the Trustee all opinions, certificates and other documents required to be furnished pursuant to
Section 10.24 of the Indenture in the manner set forth therein.

                              SECTION 7. Covenants

      The Pledgor covenants and agrees on its behalf with the Trustee and the Holders of the Senior Notes and the Discount Notes that from and after the date of this Pledge Agreement until the payment in full in cash of the Secured
Obligations:

            (a) it will not (and will not purport to) sell, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral;

            (b) it will not create or permit to exist any Lien upon or with respect to any of the Collateral (except for the security interests granted under this Pledge Agreement and any Lien created by or arising through the Trustee) and at all times will be the sole beneficial owner of the Collateral; and

            (c) it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

                          SECTION 8. Power of Attorney

      The Pledgor hereby irrevocably appoints the Trustee as the Pledgor's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's reasonable discretion to take any action and to execute any instrument which the Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor. This power of attorney is coupled with an interest and is irrevocable by the Pledgor. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

            (a) collection of proceeds of any Collateral;

            (b) conveyance of any item of Collateral to any purchaser thereof;

            (c) giving of any notices or recording of any Liens under Section 6 hereof; and

            (d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Secured Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of the Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement.

                         SECTION 9. Trustee May Perform

      Without limiting the authority granted under Section 8 and except with respect to the failure of the Pledgor to deliver investment instructions (which shall be governed by the other terms of this Pledge Agreement), if the Pledgor fails to perform any agreement contained herein, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor.

                  SECTION 10. No Assumption of Duties; Reasonable Care

      The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Senior Notes and the Discount Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for

            (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturity or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters,

            (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral,

            (c) investing or reinvesting any of the Collateral other than as directed by the Pledgor in accordance with Section 3 hereof, or

            (d) the validity, sufficiency or priority of the Collateral or the perfection or the maintenance of the perfection of any security interest granted hereby, provided, however, that nothing contained in this Pledge Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law.

                             SECTION 11. Indemnity

      The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person. The provisions of this Section 11 shall survive termination of this Pledge Agreement and the registration and removal of the Trustee.

                  SECTION 12. Remedies upon Event of Default

      If any Event of Default under the Indenture or a material default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

            (a) The Trustee and the Holders of the Senior Notes and the Discount Notes shall have, on an equal and ratable basis, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may and, at the direction of the Holders of a majority in principal amount of the Senior Notes and of the Discount Notes then outstanding shall, appoint a broker or other expert to sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices such broker or other expert may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. The Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Senior Notes or Discount Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

            (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders of the Senior Notes and the Discount Notes, that the Trustee and the Holders of the Senior Notes and the Discount Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                              SECTION 13. Expenses

      The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with

            (a) the review, negotiation and administration of this Pledge Agreement,

            (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,

            (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Senior Notes and the Discount Notes hereunder or

            (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                     SECTION 14. Security Interest Absolute

      All rights of the Trustee and the Holders of the Senior Notes and the Discount Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Indenture or the indenture governing the Discount Notes or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or the indenture governing the Discount Notes;

            (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

            (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Pledge Agreement.

            SECTION 15. Miscellaneous Provisions

      15.1 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

      if to the Pledgor:      Rhythms NetConnections Inc.
                              6933 South Revere Parkway
                              Englewood, Colorado 80112
                              Attention:  Scott Chandler

      with a copy to:         Brobeck Phleger & Harrison LLP
                              550 West "C" Street - Suite 1300
                              San Diego, California 92101
                              Telephone:  (619) 234-1966
                              Telecopier: (619) 234-3848
                              Attention: John Denniston

      if to the Trustee:      State Street Bank and Trust Company of
                              California, N.A.
                              Library Tower
                              633 West 5th Street, 12th Floor
                              Los Angeles, California 90071
                              Telephone:  (213) 362-7369
                              Telecopier: (213) 362-7357
                              Attention:  Corporate Trust Department  (Rhythms
                                          NetConnections  Inc.  12 3/4%  Senior
                                          Notes due 2009)

      with a copy to:         Shipman & Goodwin LLP
                              One American Row
                              Hartford, Connecticut 06103-2819
                              Telephone:  (860) 251-5919
                              Telecopier: (860) 251-5999
                              Attention:  Daniel P. Brown, Jr.

      15.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

      15.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provisions, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

      15.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part thereof and shall in no way modify or restrict any of the terms or provisions hereof.

      15.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

      15.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Senior Notes and the Discount Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

      15.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Senior Notes or Discount Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Senior Notes or Discount Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of the Senior Notes or the Discount Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Senior Notes or Discount Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.


      15.8 Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

      15.9 Continuing Security Interest; Termination.

            (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Secured Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Senior Notes and the Discount Notes and their respective successors, transferees and assigns.

            (b) This Pledge Agreement shall terminate upon the payment in full in cash of the Secured Obligations. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgors.

      15.10 Survival Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 11 and 13 hereof shall survive the termination of this Pledge Agreement.

      15.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

      15.12 Authority of the Trustee.

            (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or though agents or employees and shall be entitled to retain counsel and to act in good faith in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement, the Indenture or the indenture governing the Discount Notes, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness, sufficiency or priority hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Trustee shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

            (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Senior Notes and the Discount Notes, be governed by the Indenture and the indenture governing the Discount Notes and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Senior Notes and the Discount Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

      15.13 Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

      15.14 Rights of Holders of the Notes. No Holder of Senior Notes or Discount Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Senior Notes or Discount Notes pursuant to Section 5.08 of the Indenture and Section 5.08 of the indenture governing the Discount Notes, respectively; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Senior Notes, the Discount Notes, the Indenture or the indenture governing the Discount Notes.

      15.15 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages.

            (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE SENIOR NOTES AND THE DISCOUNT NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. NOTWITHSTANDING THE FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R. SECTIONS 357.10 AND 357.11 (AS IN EFFECT ON THE DATE OF THIS AGREEMENT) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

            (b) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF SENIOR NOTES OR DISCOUNT NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, THE INDENTURE OR THE INDENTURE GOVERNING THE DISCOUNT NOTES) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF SENIOR NOTES OR DISCOUNT NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES

WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF SENIOR NOTES OR DISCOUNT NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF SENIOR NOTES OR DISCOUNT NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF SENIOR NOTES OR DISCOUNT NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE SENIOR NOTES OR DISCOUNT NOTES ON THE OTHER HAND.

      15.16 Wire Transfers.

            (a) The Trustee is authorized to seek confirmation of fund transfer instructions by telephone call-back to the person or persons designated on Exhibit E hereto, and the Trustee may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. The parties to this Pledge Agreement acknowledge that such security procedure is commercially reasonable.

            (b) It is understood that the Trustee and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.

      IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                            Pledgor:
                               RHYTHMS NETCONNECTIONS INC.


                               By: /s/ CATHERINE HAPKA
                                   -------------------------------------------
                                    Name:  Catherine Hapka
                                    Title: Chief Executive Officer & President

                            Trustee:
                               STATE   STREET  BANK  OF  TRUST   COMPANY  OF
                               CALIFORNIA, N.A.


                               By: /s/ SCOTT C. EMMONS
                                   -------------------------------------------
                                    Name: Scott C. Emmons
                                    Title: Assistant Vice President

                                    EXHIBIT A

                                  [Letterhead]

                                                                  April 23, 1999

       Independent Public Accountants' or Investment Banking Firms' Report
                  on Sufficiency of Marketable U.S. Securities

           [to be supplied separately by Pricewaterhouse Coopers LLP]

                                    EXHIBIT B

                           RHYTHMS NETCONNECTIONS INC.

      The undersigned officers of Rhythms NetConnections Inc. a Delaware corporation (the "Pledgor"), hereby certify to the Trustee, pursuant to Section
3.3 of the Pledge and Escrow Agreement dated as of April 23, 1999 (the "Pledge Agreement") between the Pledgor and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee") under the Indenture dated as of April 23, 1999 (the "Indenture") between the Pledgor and the Trustee, as follows:

        The representations and warranties of the Pledgor set forth in Section 5 of the Pledge Agreement are true and correct as of the day hereof.

                                 RHYTHMS NETCONNECTIONS INC.

                                 By:_______________________________________
                                      Name:
                                      Title:

                                 Dated:___________________________

                                    EXHIBIT C

                                                                  April 23, 1999

State Street Bank and Trust Company of California, N.A.
Library Tower
633 West 5th Street, 12th Floor
Los Angeles, California 90071

      Re:   Rhythms NetConnections Inc.

Dear Sir or Madam:

      Reference is made to Collateral Investments Account No. 122038-0110 into which certain securities, instruments and other properties are deposited from time to time (the "Collateral Investments Account") maintained by you (the "Trustee"). Pursuant to the Pledge and Escrow Agreement dated April 23, 1999 (the "Pledge Agreement"), Rhythms NetConnections Inc. (the "Pledgor"), has granted to the Trustee for the holders of 12 3/4% Senior Notes due 2009 referred to in the Indenture dated as of April 23, 1999 (the "Indenture") and the Pledgor's 13 1/2% Senior Discount Notes due 2008 (the "Discount Notes"), between the Trustee and the Pledgor, a security interest in certain property of the Pledgor, including, among other things, the following (the "Collateral Investments"): (a) the Collateral Investments Account and the Cash Collateral Account, (b) all certificates and instruments, if any, representing or evidencing the Collateral and the Collateral Investments, (c) any and all securities entitlements to the Collateral and the Collateral Investments, (d) any and all related securities accounts in which security entitlements to the Collateral and the Collateral Investments are carried, (e) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Collateral or Collateral Investments, (f) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral or Collateral Investments, and (g) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (f) of this paragraph) and, to the extent not otherwise included, all cash. It is a condition to the continued maintenance of the Collateral Investments Account with you that you agree to this letter agreement.

      By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Pledge Agreement, a copy of which is attached hereto, and confirm to the Trustee that the description of the Collateral Investments Account set forth on Schedule 1 hereof is correct and that you have received no notice of any other pledge or assignment of the Collateral Investments Account. Further, you hereby agree with the Trustee that:

      (a) Notwithstanding anything to the contrary in any other agreement relating to the Collateral Investments Account, the Collateral Investments Account is and will be subject to the terms and conditions of the Pledge Agreement, will be maintained solely for the benefit of the Trustee, will be entitled "Rhythms Collateral Investments Account" and will be subject to written instructions only from an officer of the Trustee. You hereby agree to comply with all instructions (including, without limitation, any instructions to liquidate all or less than all the Collateral Investments and transfer the proceeds thereof to the Trustee), originated by the Trustee relating to the Collateral Investments Account without further consent from any other person (including, without limitation, the Pledgor), and not to comply with any instructions originated by any person other than the Trustee.

      (b) You will maintain a record of all securities, instruments, checks and other remittance items received in the Collateral Investments Account and, in addition to providing the Trustee and the Pledgor with a report describing the contents on the Collateral Investments Account on a regular basis (or upon Trustee's or Pledgor's request), furnish to the Trustee a monthly statement of the Collateral Investments Account to be transmitted electronically to the Trustee at Library Tower, 633 West 5th Street, 12th Floor, Los Angeles, California 90071, Attention: Corporate Trust Department (Rhythms NetConnections Inc. 12 3/4% Senior Notes due 2009).

      (c) You will transfer, in same day funds, as soon as practicable upon receipt, all amounts collected from the Collateral Investments Account on such day to Cash Collateral Account No. 122038-020 (the "Cash Collateral Account").

      (d) All transfers referred to in paragraph (c) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Trustee for any reason any such payment once made.

      (e) All service charges and fees with respect to the Collateral Investments Account shall be payable by the Pledgor.

      (f) The Trustee shall be entitled to exercise any and all rights of the Pledgor in respect of the Collateral Investments Account in accordance with the terms of the pledge Agreement, and the undersigned shall comply in all respects with such exercise.

      This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Trustee, the holders of the Notes and the Discount Notes and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Pledgor and the Trustee. Upon such termination you shall close the Collateral Investments Account and transfer all funds in the Collateral Investments Account to the Cash Collateral Account. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Collateral Account all securities, instruments, funds and other property received in respect of the Collateral Investments Account.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice-of-law principles.

                                     Very truly yours,

                                     RHYTHMS NETCONNECTIONS INC.


                                     By:_______________________________________
                                          Name:
                                        Title:

Acknowledged and agreed to
as of the date first above written:


STATE STREET BANK AND TRUST COMPANY
      OF CALIFORNIA, N.A.


By:___________________________________
      Name:
      Title:

                                    EXHIBIT D

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                              OFFICER'S CERTIFICATE

      Pursuant to the Pledge and Escrow Agreement (the "Pledge Agreement") dated as of April 23, 1999 by and among Rhythms NetConnections Inc. (the "Pledgor") and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee") for the holders of the Pledgor's 12 3/4% Senior Notes due 2009 and 13 1/2% Senior Discount Notes due 2008, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Pledgor and the Initial Purchasers. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Pledge Agreement.

      1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has established with State Street Bank and Trust Company of California, N.A. a cash collateral account (the "Cash Collateral Account") and, as securities intermediary, a securities account in the name of "Rhythms Collateral Investments Account" (the "Collateral Investments Account") with respect to which the Trustee is the entitlement holder, and has made appropriate book entries in its records establishing that the Initial Portfolio and the Collateral Investments and the Trustee's securities entitlement thereto have been credited to and are held in the Cash Collateral Account or the Collateral Investments Account, as the case may be, all in accordance with the Pledge Agreement.

      2. The Trustee has established and maintained and will maintain the Cash Collateral Account and the Collateral Investments Account and all securities entitlements and other positions carried in the Cash Collateral Account or the Collateral Investments Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Cash Collateral Account or the Collateral Investments Account or any such securities entitlements or other positions except in such capacity.

      3. The Trustee has acquired its security entitlement to the Collateral Investments directly through a "securities account" (as defined in Section 8-501(a) of the UCC) maintained by State Street Bank and Trust Company for the benefit of State Street Bank and Trust Company of California, N.A. at the Federal Reserve Bank of Boston, as securities intermediary, for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Cash Collateral Account and the Collateral Investments are not and the Trustee's security entitlement to the Collateral Investments is not, to the Trustee's knowledge, subject to any Lien granted by or to arising through or in favor of any securities intermediary (including, without limitation, State Street Bank and Trust Company or the Federal Reserve Bank of Boston) through which the Trustee derives its security entitlement to the Collateral Investments.

      4. The Trustee has not caused or permitted the Cash Collateral Account or the Collateral Investments or its security entitlement hereto to become subject to any Lien created by or arising through the Trustee.

      IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of State Street Bank and Trust Company of California, N.A. as Trustee this 23rd day of April, 1999.

                                 STATE STREET BANK AND TRUST COMPANY OF
                                 CALIFORNIA, N.A.


                                 By:_______________________________________
                                      Name:
                                      Title:

                                    EXHIBIT E

                      Telephone Numbers for Call-Backs and
            Persons Designated to Confirm Funds Transfer Instructions

If to Pledgor:

--------------------------------------------------------------------------------
Name                                    Telephone Number
--------------------------------------------------------------------------------
Scott Chandler                          (303) 476-4238
--------------------------------------------------------------------------------
Katrina Thompson                        (303) 476-2220
--------------------------------------------------------------------------------

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                                       E-1